UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2006

AGA RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

000-51781
 (Commission File Number)

N/A
(I.R.S. Employer Identification No.)

142-757 W. Hastings Street
Vancouver, British Columbia, Canada V6C 1A1
(Address of Principal Executive Offices) (Zip Code)

(778) 322-4332
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by AGA Resources, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 17, 2006, the Registrant announced the resignation of Jian Ping Zhang from his positions as President and Director of the Registrant.

ITEM 8.01 Other Events.

The Registrant disclosed that it changed its name to Greater China Media and Entertainment Corporation on August 9, 2006, which will be more consistent with its business activities in the media and entertainment industries in China. In connection with the name change, NASDAQ awarded the Registrant with a new trading symbol of “GCME,” effective August 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGA RESOURCES, INC.

Date: August 21, 2006	By:	/s/ Xin Wei
Xin Wei
Chairman